UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2015

Zep Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-33633	26-0783366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On June 26, 2015, Zep Inc. (the “Company”) completed its previously announced merger (the “Merger”) with NM Z Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of NM Z Parent Inc., a Delaware corporation (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated April 7, 2015 (the “Merger Agreement”).  The Company was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent.  Parent is an indirect subsidiary of a fund managed by New Mountain Capital, L.L.C. (“NMC”).

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2015, Parent, the Company (as successor-in-interest to Merger Sub), Acuity Specialty Products, Inc, Zep Vehicle Care Inc., Amrep, Inc., each as borrowers and the other guarantor subsidiaries party thereto, entered into a Credit Agreement with Jefferies Finance LLC, as administrative agent, and the lenders party thereto (the “New Credit Agreement”).

Item 1.02.             Termination of a Material Definitive Agreement.

On June 26, 2015, in connection with the consummation of the Merger, the Company terminated its Credit Agreement (as amended, modified, extended, restated, replaced, or supplemented prior to the date hereof, the “Existing Credit Agreement”), dated August 21, 2014, by and among the Company, Acuity Specialty Products, Inc., certain subsidiaries of the Company party thereto, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, upon payment of the total principal balance of the loans and advances outstanding under the Existing Credit Agreement, together with all accrued but unpaid interest and fees, costs, expenses and other amounts owed thereunder.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “Introductory Note” and Item 1.01 hereof are incorporated by reference.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 3.01.             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 26, 2015, the Company notified the New York Stock Exchange (“NYSE”) that the Merger was consummated, and trading of the Company’s common stock on the NYSE was suspended.  In addition, on June 26, 2015, the Company requested that the NYSE file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Company’s common stock from the NYSE. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03.             Material Modification to Rights of Security Holders.

On June 26, 2015 as a result of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than those shares held by stockholders, if any, who are entitled to and properly exercise their appraisal rights under Delaware law and any shares held in the Company’s treasury or owned by Parent, Merger Sub or any other subsidiary of Parent) was cancelled and automatically converted into the right to receive $20.05 in cash without interest and net of any taxes required to be withheld therefrom.  Holders of the Company’s common stock that was issued and outstanding prior to the Effective Time ceased to have any rights with respect to such securities (other than their right to receive the merger consideration, as applicable), nor do they have any interest in the Company’s future earnings or growth.  The information set forth under the heading “Introductory Note” and Item 1.01 hereof are incorporated by reference.

Item 8.01.             Other Events.

On June 26, 2015, the Company and NMC issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

2.1                               Agreement and Plan of Merger, dated as of April 7, 2015, by and among Zep Inc., NM Z Parent Inc. and NM Z Merger Sub Inc.  Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2015.

99.1                        Press Release issued by Zep Inc. and New Mountain Capital, L.L.C. dated as of June 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEP INC.

Date: June 26, 2015	By:	/s/ Jill A. Gilmer
Jill A. Gilmer
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 7, 2015, by and among Zep Inc., NM Z Parent Inc. and NM Z Merger Sub Inc. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2015.

99.1	Press Release issued by Zep Inc. and New Mountain Capital, L.L.C. dated as of June 26, 2015.